Exhibit 10.1

ANNUAL INCENTIVE PLAN
OF EVO TRANSPORTATION & ENERGY SERVICES, INC.

Adopted on May 30, 2023

I. Plan Objective

The purpose of the Annual Incentive Plan of EVO Transportation & Energy Services, Inc. is to promote the interests of EVO Transportation & Energy Services, Inc. (the “Company”) by providing additional incentive for employees who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company. The Plan was adopted and is effective from and after the date first set forth above.

II. Definitions

The terms used herein will have the following meanings:

“Award” means an amount calculated and awarded under the Plan to a Participant.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986.

“Compensation Committee” means the Compensation Committee of the Board.

“Employee” means any individual regularly employed on a full-time or part-time basis by the Company or a Subsidiary.

“Executive” means all officers of the Company and such other Persons as the Compensation Committee may designate as “Executives” at any time or from time to time.

“Participant” means a Potential Participant who or which satisfies the eligibility requirements set forth in Section IV of the Plan.

“Performance Period” means the time period for which a Participant’s performance is measured for purposes of receiving an Award.

“Person” means any individual, corporation, limited liability company, partnership, limited partnership, limited liability limited partnership or other entity.

“Plan” means this Annual Incentive Plan of EVO Transportation & Energy Services, Inc.

“Plan Year” means the 12-month period beginning January 1 and ending December 31.

“Potential Participant” means an Employee.

“Subsidiary” means any Person other than an individual of which 50% or more of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company.

III. Administration

The Plan will be administered by the Compensation Committee. The Compensation Committee will determine which of the Participants to whom or which, and the time or times at which, Awards will be granted under the Plan, and the other conditions of the grant of the Awards, and will recommend such determinations to the Board for its approval. The provisions and conditions of the grants of Awards need not be the same with respect to each grantee or with respect to each Award.

The Compensation Committee will, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and will make determinations and will take such other action in connection with or in relation to accomplishing the objectives of the Plan as it deems necessary or advisable. Each determination or other action made or taken by the Compensation Committee pursuant to the Plan and approved by the Board, including interpretation of the Plan and the specific conditions and provisions of the Awards granted hereunder, will be final and conclusive for all purposes and upon all Persons, including the Company, any Subsidiary, officers, Potential Participants, and any Participant or former Participant under the Plan, as well as their respective successors in interest.

IV. Eligibility and Participation

(a) Eligibility. Eligibility for participation in the Plan is determined in the sole discretion of the Compensation Committee and must be approved by the Board. An Employee is eligible to participate in the Plan if (i) the Employee is compensated in an amount at least equal to the minimum salary or salary grade guideline established annually by the Compensation Committee, (ii) the Employee is in good standing, as determined by the Compensation Committee (or any of its delegates) in its sole discretion, and (iii) either the Employee is recommended for participation in the Plan by his or her direct or indirect supervisors or otherwise selected for participation in the Plan by the Compensation Committee.

The fact that a Potential Participant is eligible to participate in the Plan in one Plan Year does not assure that the Potential Participant will be eligible to participate in any subsequent year. The fact that a Potential Participant is eligible to participate in the Plan for any Plan Year does not mean that the Potential Participant will receive an Award in any Plan Year. The Compensation Committee will determine a Potential Participant’s eligibility for participation in the Plan from time to time prior to or during each Plan Year.

(b) Participation. In the case of Executives, generally, the Compensation Committee will select the Participants annually no later than 90 days after the beginning of a Performance Period (or, for the 2023 Plan Year, 90 days after adoption of the Plan). Following such selection by the Compensation Committee, the Participants will be advised they are participants in the Plan for a Performance Period.

V. Performance Criteria and Performance Goals

(a) Company Performance Criteria. Payment of Awards will be based upon and subject to one or more objective or subjective Company performance criteria for each Performance Period. The Compensation Committee shall specify in writing which criteria, or such other criteria as the Compensation Committee may determine, will apply during such Performance Period, as well as any applicable matrices, schedules, or formulae applicable to weighting of such criteria in determining performance.

Any of the performance criteria can be applied on an absolute basis or on a relative basis (e.g., as a relative comparison to a peer group, industry index, broad- base index, etc.) and may be calculated for a single year or calculated on a compound basis over multiple years.

(b) Other Criteria. Unless otherwise determined by the Compensation Committee, a Participant’s Award will be subject to such Participant’s execution of one or more restrictive covenant and business protection agreements in form and substance approved by the Compensation Committee and provided to Participants (“Business Protection Agreements”).

(c) Timing. For the 2023 Plan Year, the Compensation Committee will specify in writing promptly after adoption of the Plan the criteria that will apply during such Performance Period, including any applicable matrices, schedules or formulae applicable to weighting of such criteria in determining performance. For subsequent Plan Years, the Compensation Committee shall so specify by March 31st of such Plan Year.

(d) Performance Goals. Using any applicable matrices, schedules or formulae applicable to weighting of the performance criteria, the Compensation Committee will develop, in writing, all performance goals for the Participants who are Executives for a Performance Period and performance goals measured on a total Company basis, if any, for all other Participants. The Compensation Committee will develop, in writing, performance goals for all other Participants that are measured on a non-total Company basis, if any. The Compensation Committee shall have the right to use different performance criteria for different Participants. When the Compensation Committee sets the performance goals for a Participant, the Compensation Committee may establish the general, objective rules which will be used to determine the extent, if any, that a Participant’s performance goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules, and any such specific, objective rules may be designed as the Compensation Committee deems appropriate to take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Compensation Committee deems relevant in light of the nature of the performance goals set for the Participant or the assumptions made by the Compensation Committee regarding such goals.

In the case of an Executive, if a Participant is assigned a performance goal following the time at which performance goals are normally established for the Performance Period due to placement in a position, or due to a change in position after the start of the Performance Period, the Performance Period for such Participant may be the portion of the Plan Year or original Performance Period remaining, whichever is applicable.

VI. Awards

Unless otherwise determined by the Compensation Committee, an Award to a Participant will be based on a percentage of the Participant’s base salary during the Plan Year. The Compensation Committee may, in its sole discretion, adjust the Award for each Participant based upon that Participant’s overachievement or underachievement in terms of his or her individual performance and the performance of the Participant’s operating unit during the Plan Year.

(a) Hiring, Engagement or Termination During Performance Period.

(i) Potential Participant who or which is selected as a Participant after the beginning of a Plan Year or who dies (or, if an entity, is dissolved) after participating in the Plan for at least six months during a Plan Year will be eligible to receive a pro rata share of an Award based on participation during any portion of such Plan Year if, in the sole discretion of the Compensation Committee, such an award is merited. Except as provided in clause (ii) below, a Participant whose employment is otherwise terminated prior to the end of such Plan Year will not be eligible for an Award.

(ii) Notwithstanding clause (i) above, if a Participant who is an Employee terminates employment with the Company and its Subsidiaries after attaining at least age 65 and prior to the end of such Plan Year, the Participant shall be eligible for a pro rata share of an Award based on the number of full days the Participant was employed by the Company or a Subsidiary during such Plan Year.

(b) Termination after Performance Period, but Prior to Payment. A Participant must be employed by the Company on the date of payout of an Award to receive payment of such Award, unless (i) such Participant dies (or, if an entity, dissolves) after the Performance Period, (ii) such Participant was an Employee who terminated his or her employment with the Company and its Subsidiaries after attaining at least age 65 after the Performance Period or (iii) otherwise determined by the Compensation Committee in its sole discretion.

(c) Leaves of Absence. If a Participant who is an Employee is on an approved absence from work for any period in excess of 60 days (in total) during any Performance Period, the Award will be prorated to reflect active employment for the Plan Year based on the number of weeks such Participant is in the eligible role. If the Participant who is an Employee leaves the Company and returns within 60 days following his or her termination of employment, he or she will receive a prorated Award based on the number of weeks such Participant was employed in the eligible role.

VII. Determination and Timing of Awards

At the end of each applicable Performance Period, the Compensation Committee shall certify the extent, if any, to which the measures established by the Compensation Committee in accordance with Section V have been met. All Awards to Participants will be made by the Compensation Committee in its sole discretion. Awards will be paid for a particular Performance Period on or about March 15th following the end of the last Plan Year during such Performance Period or such later date as may be necessary for the Compensation Committee to determine satisfaction of performance criteria, but in any event, no later than December 31 of the calendar year following the completed Plan Year.

VIII. Method of Payment of Awards.

(a) Payments of Awards. Except as otherwise provided in the Plan, Awards for each Participant will be paid in cash in US dollars.

(b) Clawback.

(i) If within one year after receiving an Award a Participant’s employment is terminated by the Company for cause (as reasonably determined by the Compensation Committee) or terminated by the Participant in anticipation of termination by the Company for cause, such Participant shall immediately reimburse the Company for the full gross amount of such Award, subject to any restrictions imposed by applicable law. If at any time a Participant violates in any material respect any Business Protection Agreement or similar agreement with the Company or any Subsidiary, then, upon notice from the Compensation Committee, such Participant shall immediately reimburse the Company for the full gross amount of all Awards received by such Participant at any time, subject to any restrictions imposed by applicable law.

(ii) In addition to the foregoing, Awards (including Awards previously earned by or paid to a participant) are subject to the Company’s clawback policy (or policies) regarding recoupment of compensation as in effect from time to time, as well as to any clawback requirement imposed under applicable laws, rules, regulations or stock exchange listing standards, including clawback requirements imposed pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 304 of the Sarbanes-Oxley Act of 2002, or any regulations promulgated thereunder, or similar requirements under the laws of any other jurisdiction.

(d) Withholding for Taxes. The Company will have the right to deduct from any and all Award payments any taxes required to be withheld with respect to such payment. For Participants who are international employees, all taxes remain the Participant’s responsibility. The Company and any Subsidiary (i) make no representations or undertaking regarding the treatment of any taxes in connection with any Award and (ii) do not commit to structure the terms of any Award to reduce or eliminate the Participant’s liability for taxes.

(e) Offset for Monies Owed. Any amounts payable to a Participant under the Plan may in the discretion of the Compensation Committee be offset for any monies that the Compensation Committee determines are owed to the Company or any Subsidiary by such Participant.

(f) Designation of Beneficiary. Subject to applicable law, each Participant shall have the right to file with the Company a written designation of one or more Persons as beneficiary(ies) who or which shall be entitled to receive the amount, if any, payable under the Plan upon the Participant’s death or dissolution. A Participant may from time to time revoke or change the beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, change or revocation thereof shall be effective unless received by the Company prior to the Participant’s death or dissolution, and in no event shall it be effective as of a date prior to receipt. If no such beneficiary designation is in effect at the time of a Participant’s death or dissolution, if no designated beneficiary or successor survives the Participant, or if such designation conflicts with law, the amount payable under the Plan upon the Participant’s death or dissolution shall be made to the Participant’s estate or successor in interest. If the Company is in doubt as to the right of any Person to receive any amount, the Company may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Company and the Compensation Committee and their respective affiliates.

IX. Rights of Participants

Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or such Participant’s legal representative or designated beneficiary, or other Persons. If, and to the extent that any Participant or his or her legal representative or designated beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

X. No Employment Rights

Nothing in the Plan or any other document describing or referring to the Plan shall be deemed to confer on any Participant the right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any such Person with or without cause.

XI. Non-alienation of Awards

No amounts payable or other rights under the Plan shall be sold, transferred, assigned, pledged, gifted, hypothecated or otherwise disposed of or encumbered by a Participant, except as expressly provided herein, nor shall they be subject to attachment, garnishment, execution or other creditor’s processes.

XII. Amendment and Termination

The Compensation Committee may amend, modify, suspend, reinstate or terminate the Plan in whole or in part at any time or from time to time with Board approval; provided, however, that no such action will adversely affect any right or obligation with respect to any Award previously made. The Compensation Committee may deviate from the provisions of the Plan to the extent it deems appropriate to conform to applicable law or listing standard.

XIII. Applicable Law

The Plan and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Delaware, to the extent not preempted by federal law, and construed accordingly.

XIV. Effect on Benefit Plans

Awards will not be included in the computation of benefits under any group life insurance plan, travel accident insurance plan, personal accident insurance plan or under Company policies such as severance pay and payment for accrued vacation, unless required by applicable laws.

XV. Interpretation

Whenever the context requires, references in the Plan to the singular shall include the plural and the plural the singular and any gender shall include any other gender. Any reference to a “Section” refers to the corresponding Section of or to the Plan, unless the context indicates otherwise. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Except as expressly set forth herein, any reference to a statute or regulation is deemed also to refer to any amendments or successor legislation, and all rules and regulations promulgated thereunder, as in effect at the relevant time. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented or modified from time to time through such date. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. Each instance in which the Compensation Committee is permitted or required to exercise judgment, discretion or decision-making or otherwise elect to take or not to take any action, including any grant or withholding of permission, waiver or consent or making any other determination, acceptance, rejection or declaration, shall be deemed to permit the Compensation Committee to do so in its sole and absolute discretion without any requirement of reasonableness and subject to any conditions, and in accordance with such timeframe, as the Compensation Committee may require. The words “herein,” “hereof,” “hereunder” or “hereto” refer to the Plan in its entirety and not to a particular Section, paragraph or other part of the Plan.

The Plan is intended to comply with, or be exempt from, the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) and the regulations promulgated thereunder, and the Plan, along with all applicable award agreements, shall be interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representations or guarantees regarding compliance of Plan payments under Section 409A.

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